Exhibit 99.01

Valero Energy Reports Third Quarter 2015 Results and
25 Percent Dividend Increase

•	Earnings per share of $2.79

•	25 percent increase in the regular quarterly dividend to $0.50 per share

•	Record volume of gasoline and diesel exports for a third quarter

SAN ANTONIO, October 28, 2015 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income from continuing operations attributable to Valero stockholders of $1.4 billion, or $2.79 per share, in the third quarter of 2015 compared to $1.1 billion, or $2.00 per share, in the third quarter of 2014.

Valero also reported that its Board of Directors approved a 25 percent increase in the regular quarterly cash dividend on common stock from $0.40 per share to $0.50 per share, effective with the quarterly dividend payable on December 17, 2015 to holders of record at the close of business on November 23, 2015. The increase in the dividend raises the company’s annualized cash dividend to $2.00 per share.

“So far this year, we’ve invested $1.7 billion into our business, increased our dividend over 80 percent, and more than doubled our buyback total,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “We had solid operations and made great strides on strategic investments including the crude unit projects at Corpus Christi and Houston.”

The company expects the Corpus Christi and Houston crude units to be completed in the fourth quarter of 2015, and the first half of 2016, respectively.

Refining
The refining segment generated third quarter 2015 operating income of $2.3 billion compared to $1.7 billion in the third quarter of 2014. The $631 million increase in operating income primarily resulted from a $2.57 increase in throughput margin per barrel from $11.81 in the third quarter of 2014 to $14.38 in the third quarter of 2015, driven mainly by stronger gasoline and other product margins. Partially offsetting these factors were lower distillate margins and discounts for most sweet and sour crude oils relative to Brent crude oil.

Third quarter 2015 refining throughput volumes averaged 2.8 million barrels per day, which was in line with the third quarter of 2014. Valero’s refineries operated at 96 percent throughput capacity utilization in the third quarter of 2015. The company delivered export volumes of 330 thousand barrels per day, a record for a third quarter.

“With strong product margins and healthy demand, we delivered solid results this quarter,” said Gorder. “We are seeing good seasonal demand for our products in the fourth quarter.”

Ethanol
The ethanol segment generated third quarter 2015 operating income of $35 million compared to $198 million in the third quarter of 2014. The $163 million decrease in operating income was mainly due to lower gross margin per gallon driven primarily by a decline in ethanol prices. Average ethanol production volumes were 3.9 million gallons per day in the third quarter of 2015, an increase of 297,000 gallons per day versus the third quarter of 2014, primarily due to incremental production volumes from the Mount Vernon plant, which was acquired in 2014 and began operating in August 2014.

Corporate and Other
General and administrative expenses totaled $179 million in the third quarter of 2015 compared to $180 million in the third quarter of 2014. The effective tax rate was 32.4 percent in the third quarter of 2015.

Capital Allocation
Capital spending was $467 million in the third quarter of 2015, of which $109 million was for turnarounds and catalyst.

Valero returned a total of $1.3 billion in cash to stockholders in the third quarter of 2015, of which $199 million was paid in dividends and $1.1 billion was used to purchase 17.2 million shares of Valero common stock. Year to date, dividends and stock buybacks totaled $2.7 billion.

Valero is on target to reach a payout ratio of 75 percent for 2015, with a year-to-date ratio of 73 percent. The company defines total payout ratio as the sum of dividends plus stock buybacks divided by net income from continuing operations attributable to Valero stockholders.

Liquidity and Financial Position
Valero ended the third quarter of 2015 with $7.4 billion in total debt and $5.3 billion of cash and temporary cash investments, of which $51 million was held by Valero Energy Partners LP (“VLP”). Valero’s debt-to-capital ratio, net of $2 billion in cash, was approximately 20 percent.

Strategic Update
With the drop-down transaction that occurred on October 1, 2015, Valero has completed a total of $1.14 billion of drop-down transactions to VLP in 2015, exceeding its $1 billion goal for the year. This latest drop down puts VLP on track to increase its quarterly distribution to the level needed to achieve the top tier of incentive distributions to the general partner (Valero) by early 2016. The company remains committed to growing VLP through drop-down transactions with an estimated $1 billion of potentially MLP-eligible EBITDA related to existing assets.

“We continue to fuel VLP’s growth through drop-down transactions with supportive financing arrangements that benefit both parties,” said Gorder.

Capital expenditures are expected to be within prior guidance of approximately $2.65 billion for 2015 and consistent with prior guidance for 2016 at approximately $2.4 billion. These estimates exclude the St. Charles methanol project that remains under evaluation.

Conference Call
Valero’s senior management will hold a conference call at 11 a.m. ET today to discuss this earnings release and to provide an update on company operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 10,000 people, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 2.9 million barrels per day, 11 ethanol plants with a combined production capacity of 1.3 billion gallons per year, a 50-megawatt wind farm, and renewable diesel production from a joint venture. Through subsidiaries, Valero owns the general partner of Valero Energy Partners LP (NYSE: VLP), a midstream master limited partnership. Approximately 7,400 outlets carry the Valero, Diamond Shamrock, Shamrock, and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Vice President – Investor Relations, 210-345-3077
Karen Ngo, Manager – Investor Relations, 210-345-4574

Media:
Bill Day, Vice President – Communications, 210-345-2928

To download our investor relations mobile app, which offers access to SEC filings, press releases, quotes, and upcoming events, please visit Apple’s iTunes App Store for your iPhone and iPad or Google’s Play Store for your Android mobile device.

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Statement of Income Data:
Operating revenues	$22,579	$34,408	$69,027	$102,985
Costs and expenses:
Cost of sales	18,677	31,023	58,234	93,820
Operating expenses:
Refining	986	987	2,885	2,926
Ethanol	116	118	344	358
General and administrative expenses	179	180	504	510
Depreciation and amortization expense	482	430	1,348	1,265
Total costs and expenses	20,440	32,738	63,315	98,879
Operating income	2,139	1,670	5,712	4,106
Other income, net	3	11	35	38
Interest and debt expense, net of capitalized interest	(112)	(98)	(326)	(296)
Income from continuing operations before income tax expense	2,030	1,583	5,421	3,848
Income tax expense	657	521	1,715	1,293
Income from continuing operations	1,373	1,062	3,706	2,555
Loss from discontinued operations	—	—	—	(64)
Net income	1,373	1,062	3,706	2,491
Less: Net income (loss) attributable to noncontrolling interests	(4)	3	14	16
Net income attributable to Valero Energy Corporation stockholders	$1,377	$1,059	$3,692	$2,475
Net income attributable to Valero Energy Corporation stockholders:
Continuing operations	$1,377	$1,059	$3,692	$2,539
Discontinued operations	—	—	—	(64)
Total	$1,377	$1,059	$3,692	$2,475
Earnings per common share:
Continuing operations	$2.79	$2.01	$7.31	$4.78
Discontinued operations	—	—	—	(0.12)
Total	$2.79	$2.01	$7.31	$4.66
Weighted-average common shares outstanding (in millions)	491	526	503	529
Earnings per common share – assuming dilution:
Continuing operations	$2.79	$2.00	$7.30	$4.76
Discontinued operations	—	—	—	(0.12)
Total	$2.79	$2.00	$7.30	$4.64
Weighted-average common shares outstanding - assuming dilution (in millions)	494	530	506	533

Dividends per common share	$0.400	$0.275	$1.200	$0.775

See Notes to Earnings Release on Table Page 6.

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating income by business segment:
Refining	$2,295	$1,664	$6,097	$4,023
Ethanol	35	198	155	628
Corporate	(191)	(192)	(540)	(545)
Total	$2,139	$1,670	$5,712	$4,106
Depreciation and amortization expense by business segment:
Refining	$455	$406	$1,280	$1,194
Ethanol	15	12	32	36
Corporate	12	12	36	35
Total	$482	$430	$1,348	$1,265
Operating highlights:
Refining:
Throughput margin per barrel	$14.38	$11.81	$13.52	$10.86
Operating costs per barrel:
Operating expenses	3.80	3.81	3.80	3.90
Depreciation and amortization expense	1.75	1.57	1.69	1.59
Total operating costs per barrel	5.55	5.38	5.49	5.49
Operating income per barrel	$8.83	$6.43	$8.03	$5.37
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude oil	398	473	425	460
Medium/light sour crude oil	416	465	421	482
Sweet crude oil	1,307	1,208	1,210	1,119
Residuals	292	237	273	225
Other feedstocks	119	123	142	134
Total feedstocks	2,532	2,506	2,471	2,420
Blendstocks and other	291	308	310	326
Total throughput volumes	2,823	2,814	2,781	2,746
Yields (thousand barrels per day):
Gasolines and blendstocks	1,386	1,338	1,357	1,317
Distillates	1,065	1,087	1,060	1,049
Other products (a)	406	420	402	413
Total yields	2,857	2,845	2,819	2,779

See Notes to Earnings Release on Table Page 6.

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Refining operating highlights by region (b):
U.S. Gulf Coast:
Operating income	$1,038	$927	$2,996	$2,470
Throughput volumes (thousand barrels per day)	1,571	1,613	1,570	1,589
Throughput margin per barrel	$12.93	$11.47	$12.52	$11.00
Operating costs per barrel:
Operating expenses	3.87	3.63	3.76	3.69
Depreciation and amortization expense	1.88	1.59	1.77	1.61
Total operating costs per barrel	5.75	5.22	5.53	5.30
Operating income per barrel	$7.18	$6.25	$6.99	$5.70
U.S. Mid-Continent:
Operating income	$500	$470	$1,215	$950
Throughput volumes (thousand barrels per day)	470	469	446	431
Throughput margin per barrel	$16.74	$16.24	$15.33	$13.76
Operating costs per barrel:
Operating expenses	3.51	3.80	3.68	4.03
Depreciation and amortization expense	1.68	1.56	1.68	1.66
Total operating costs per barrel	5.19	5.36	5.36	5.69
Operating income per barrel	$11.55	$10.88	$9.97	$8.07
North Atlantic:
Operating income	$415	$239	$1,167	$582
Throughput volumes (thousand barrels per day)	507	467	492	466
Throughput margin per barrel	$12.78	$10.02	$12.74	$9.10
Operating costs per barrel:
Operating expenses	2.76	3.29	2.88	3.40
Depreciation and amortization expense	1.13	1.17	1.17	1.13
Total operating costs per barrel	3.89	4.46	4.05	4.53
Operating income per barrel	$8.89	$5.56	$8.69	$4.57
U.S. West Coast:
Operating income	$342	$28	$719	$21
Throughput volumes (thousand barrels per day)	275	265	273	260
Throughput margin per barrel	$21.61	$9.14	$17.70	$8.38
Operating costs per barrel:
Operating expenses	5.79	5.84	5.88	5.91
Depreciation and amortization expense	2.28	2.14	2.17	2.17
Total operating costs per barrel	8.07	7.98	8.05	8.08
Operating income per barrel	$13.54	$1.16	$9.65	$0.30

See Notes to Earnings Release on Table Page 6.

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$51.13	$103.28	$56.59	$106.97
Brent less West Texas Intermediate (WTI) crude oil	4.73	5.78	5.66	7.21
Brent less Alaska North Slope (ANS) crude oil	(0.31)	1.77	0.58	1.44
Brent less Louisiana Light Sweet (LLS) crude oil	1.94	3.07	2.43	3.12
Brent less Mars crude oil	6.82	6.73	6.40	7.12
Brent less Maya crude oil	8.48	12.45	9.24	14.95
LLS crude oil	49.19	100.21	54.16	103.85
LLS less Mars crude oil	4.88	3.66	3.97	4.00
LLS less Maya crude oil	6.54	9.38	6.81	11.83
WTI crude oil	46.40	97.50	50.93	99.76

Natural gas (dollars per million British Thermal Units)	2.72	3.96	2.73	4.58

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
CBOB gasoline less Brent	12.40	6.04	10.95	5.05
Ultra-low-sulfur diesel less Brent	12.13	13.92	13.76	13.96
Propylene less Brent	(13.85)	3.39	(3.95)	0.34
CBOB gasoline less LLS	14.34	9.11	13.38	8.17
Ultra-low-sulfur diesel less LLS	14.07	16.99	16.19	17.08
Propylene less LLS	(11.91)	6.46	(1.52)	3.46
U.S. Mid-Continent:
CBOB gasoline less WTI	22.71	13.96	19.09	14.35
Ultra-low-sulfur diesel less WTI	20.36	21.73	20.36	22.86
North Atlantic:
CBOB gasoline less Brent	16.28	11.57	13.49	9.55
Ultra-low-sulfur diesel less Brent	14.54	15.20	17.59	17.33
U.S. West Coast:
CARBOB 87 gasoline less ANS	31.59	17.48	27.21	15.80
CARB diesel less ANS	14.84	20.19	17.39	18.26
CARBOB 87 gasoline less WTI	36.63	21.49	32.29	21.57
CARB diesel less WTI	19.88	24.20	22.47	24.03
New York Harbor corn crush (dollars per gallon)	0.20	0.81	0.22	0.90

See Notes to Earnings Release on Table Page 6.

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Ethanol:
Operating income	$35	$198	$155	$628
Production (thousand gallons per day)	3,853	3,556	3,808	3,311
Gross margin per gallon of production	$0.47	$1.00	$0.51	$1.13
Operating costs per gallon of production:
Operating expenses	0.33	0.36	0.33	0.40
Depreciation and amortization expense	0.04	0.04	0.03	0.04
Total operating costs per gallon of production	0.37	0.40	0.36	0.44
Operating income per gallon of production	$0.10	$0.60	$0.15	$0.69

			September 30,	December 31,
			2015	2014
Balance Sheet Data:
Current assets			$16,827	$16,614
Cash and temporary cash investments, including $51 and $237, respectively, held by Valero Energy Partners LP, included in current assets			5,301	3,689
Inventories included in current assets			6,557	6,623
Replacement cost (market value) of LIFO inventories in excess of LIFO carrying amounts			1,018	857
Current liabilities			8,289	9,980
Current portion of debt and capital lease obligations included in current liabilities			129	606
Debt and capital lease obligations, less current portion			7,252	5,780
Total debt and capital lease obligations			7,381	6,386
Valero Energy Corporation stockholders’ equity			21,321	20,677

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Valero Energy Partners LP:
Weighted-average limited partner units outstanding:
Common units - public (basic and diluted)	17	17	17	17
Common units - Valero (basic and diluted)	13	12	13	12
Subordinated units - Valero (basic and diluted)	29	29	29	29
Distributions declared:
Limited partner units - public	$5	$4	$15	$12
Limited partner units - Valero	14	9	38	27
General partner units - Valero	1	1	3	1
Total distribution declared	$20	$14	$56	$40

See Notes to Earnings Release on Table Page 6.

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(b)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

Table Page 6